UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2025

Toast, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40819	45-4168768
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip code)

(617) 297-1005

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	TOST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, the Board of Directors (the “Board”) of Toast, Inc. (the “Company”) appointed Gail Miller, age 46, to be the Company’s Chief Accounting Officer and principal accounting officer, effective as of her commencement of employment, which is expected to be March 3, 2025 (the “Effective Date”). Prior to the Effective Date, Ms. Miller served as the Chief Accounting Officer at Remitly Global, Inc. between May 2023 and February 2025, where she oversaw an international team across financial reporting, corporate accounting, tax, financial operations, and various shared service functions. Previously, Ms. Miller was the Chief Accounting Officer at Shift4 Payments, Inc. from April 2016 to May 2023.

In connection with Ms. Miller’s appointment as Chief Accounting Officer and principal accounting officer, Ms. Miller will receive a base salary of $400,000 per year, and a one-time sign-on bonus of $100,000. Ms. Miller will also be eligible to receive an annual target bonus at 40% of her annual base salary under the Company’s Senior Executive Cash Incentive Bonus Plan. In addition, the Company expects to grant to Ms. Miller (i) a restricted stock unit award having an aggregate value of $3,300,000 (the “RSU Grant”), and (ii) a stock option having an aggregate value of $2,200,000 (the “Option Grant”, together with the RSU Grant, the “Grants”). The Grants will have a four-year vesting schedule, with 12.5% vesting at 6 months after the vesting commencement date, and the remainder of vesting in equal quarterly installments for the remaining three-and-half years, subject to Ms. Miller’s continued service with the Company through each applicable vesting date. The Grants will be subject to the terms and conditions of the Company’s 2021 Stock Option and Incentive Plan and the applicable restricted stock unit agreement or stock option agreement, as applicable. In addition, Ms. Miller is expected to enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on September 13, 2021.

There are no arrangements or understandings between Ms. Miller and any other persons pursuant to which she was appointed as the Chief Accounting Officer and principal accounting officer of the Company. There are no family relationships between Ms. Miller and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Miller pursuant to Item 404(a) of Regulation S-K.

Additionally, on February 12, 2025, the Board appointed Elena Gomez to be President of the Company. In connection with Ms. Miller’s appointment as Chief Accounting Officer and principal accounting officer, following the Effective Date, Ms. Gomez will cease serving as the Company’s interim Chief Accounting Officer and interim principal accounting officer, and will continue serving the Company as the President, Chief Financial Officer and principal financial officer. Information regarding Ms. Gomez’s background and business experience, contracts between the Company and Ms. Gomez and any related party transactions involving Ms. Gomez is incorporated by reference herein from the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2024. Ms. Gomez will not receive any additional compensation for assuming the role of the Company’s President, and no changes have been made to any plans or arrangements in which Ms. Gomez participates as a result of this appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	TOAST, INC.

	By:	/s/ Brian Elworthy
	Name:	Brian Elworthy
	Title:	General Counsel and Corporate Secretary